UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 14, 2010

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a)  On December 14, 2010, Image Sensing Systems, Inc. (the “Company”) entered into a modification agreement (the “Third Modification Agreement”) with Associated Bank, National Association (“Associated Bank”), under which the Company and Associated Bank amended the Loan Agreement (the “Original Loan Agreement”) dated May 1, 2008 by and between the Company and Associated Bank.  The Original Loan Agreement was amended on December 28, 2009 and again on May 3, 2010 (such amendments being referred to as the “Modification Agreements”).   Under the Original Loan Agreement, together with Modification Agreements, Associated Bank agreed to provide to the Company with a line of credit and a term loan, under which the Company now has no borrowings outstanding.

Under the Third Modification Agreement, the line of credit (“Line of Credit”) to the Company has been amended to mature May 1, 2012.  Prior to entering into the Third Modification Agreement, the Line of Credit was to mature May 1, 2011.  In addition, the Line of Credit now bears interest at a lower annual rate equal to the greater of (a) 3.5% or (b) LIBOR plus 2.75%, as reset from time to time as provided in the Third Modification Agreement.  The maximum advance allowed under the line of credit of $5,000,000 remains unchanged.

The terms and conditions of the term loan to the Company were not changed under the Third Modification Agreement.

A copy of the Third Modification Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: December 16, 2010
	By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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